EXHIBIT 99.1

INTUITIVE SURGICAL ANNOUNCES CHANGE TO ITS BOARD OF DIRECTORS

SUNNYVALE, CALIF. Dec. 22, 2003 – Intuitive Surgical, Inc. (NASDAQ: ISRG), the leader in operative surgical robotics, today announced that Bennett Nussbaum has tendered his resignation from the Board of Directors of Intuitive.

The Company also announced today that Mr. Richard J. Kramer, who already holds a position on Intuitive’s Board, has been appointed to the role of Chairman of the Audit Committee. Following Mr. Nussbaum’s resignation, the Intuitive Board will be comprised of six members. The Board presently includes five independent outside Directors.

About Intuitive’s Products:

The da Vinci® Surgical System consists of a surgeon’s viewing and control console having an integrated, high-performance InSite® 3-D vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons’ technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon’s natural hand, wrist and finger movements on instrument controls at the surgeon’s console outside the patient’s body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

The Aesop® Endoscope Positioner is a voice-activated robotic arm that automates the critical task of endoscope positioning, providing the surgeon with direct control over a smooth, precise and stable view of the internal surgical field.

The Hermes® Control Center is a centralized system designed to voice control a series of networked “smart” medical devices.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; our ability to achieve anticipated synergies and cost savings of our acquisition of Computer Motion and the rate at which these anticipated synergies and costs savings are achieved; our ability to integrate the operations of Computer Motion with our operations, including the respective research and development operations, personnel, product lines and technology, and the rate at which the operations of the two companies are integrated; and unanticipated manufacturing disruptions, delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Intuitive®, da Vinci®, InSite®, EndoWrist®, Zeus®, Hermes®, and Aesop® are registered trademarks of Intuitive Surgical, Inc.

Contact:

Intuitive Surgical

Susan Barnes, 408-523-2160

Ben Gong, 408-523-2175

Sarah Norton, 408-523-2161